UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

WESTMOUNTAIN GOLD, INC.

(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 E Lake St. Ste. 401 Sandpoint, ID
(Address of Principal Executive Offices)

(208) 265-1717
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company currently is in default with respect to the annual royalty payment of $100,000 due Ben Porterfield under the terms of the Company’s lease agreement with Porterfield.  The Company has received a notice of default and demand for payment from Porterfield, and if payment is not made on or before June 3, 2014, the lease agreement could be terminated.

A judgment in the amount of $204,143 plus attorneys’ fees and costs was entered against the Company by URenergy LLC as a result of the Company’s default under a loan agreement with URenergy LLC.  No arrangement or settlement has been reached yet with URenergy LLC for the satisfaction of this judgment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

By: /s/ Gregory Schifrin
Date: April 18, 2014	Name: Gregory Schifrin
Title: Chief Executive Officer